Exhibit 32.02

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Harvey Beker, the Co-Chief Executive Officer of Millburn Ridgefield Corporation, the General Partner of Nestor Partners (the Partnership"), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


/s/  Harvey Beker
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Harvey Beker
Co-Chief Executive Officer
November 13, 2006